UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 17, 2023

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	001-25225	62-0812904
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Hartmann Drive, Lebanon, Tennessee 37087

(Address of Principal Executive Offices) (Zip code)

(615) 444-5533

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.01) Rights to Purchase Series A Junior Participating Preferred Stock (Par Value $0.01)	CBRL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CEO Transition

On July 18, 2023, Cracker Barrel Old Country Store, Inc. (the “Company”) announced that Sandra B. Cochran, the Company’s President and Chief Executive Officer, in preparation for her retirement in 2024, will step down as President and Chief Executive Officer effective November 1, 2023 (the “Transition Date”). Ms. Cochran will continue her service on the Company’s Board of Directors (the “Board”) as Executive Chair, effective as of the Transition Date through her retirement from the Company as of September 30, 2024 or such earlier date that the Board of Directors of the Company may determine upon 30 days’ prior written notice to Ms. Cochran (the “Retirement Date”). Julie Felss Masino, who will join the Company effective August 7, 2023 as Chief Executive Officer-Elect, will assume the role of President and Chief Executive Officer of the Company effective as of the Transition Date.

Ms. Masino, age 52, served as the President, International of Taco Bell, a subsidiary of Yum! Brands, Inc. (NYSE: YUM) from January 2020 to June 2023. From January 2018 to December 2019, Ms. Masino served as President, North America of Taco Bell. Ms. Masino served as the President, SVP and GM Fisher-Price at Mattel, Inc. (Nasdaq: MAT) from April 2017 to January 2018. Prior to her service at Mattel, Ms. Masino served as the President and then the Chief Executive Officer of Sprinkles Cupcakes from 2014 to 2017. From 2002 to 2014, Ms. Masino served in various leadership roles at Starbucks Corporation (Nasdaq: SBUX). She currently also serves on the board of directors of Vivid Seats Inc. (Nasdaq: SEAT).

Ms. Masino has no family relationships that would require disclosure under Item 401(d) of Regulation S-K in this Current Report on Form 8-K, and, except as otherwise described in this Current Report on Form 8-K, she is not a party to any material plan, contract or arrangement with the Company. Ms. Masino neither is a party to nor has any direct or indirect material interest in any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K in this Current Report on Form 8-K.

Masino Employment Agreement

On July 17, 2023, in connection with Ms. Masino’s appointment as President and Chief Executive Officer commencing on the Transition Date, Ms. Masino entered into an Employment Agreement (the “Masino Employment Agreement”) with the Company. The Masino Employment Agreement provides that Ms. Masino will serve as the Company’s Chief Executive Officer-Elect from August 7, 2023 until the Transition Date, from and after which she will serve as the Company’s President and Chief Executive Officer. The Masino Employment Agreement further provides that Ms. Masino will be appointed to the Board as of the Transition Date and will be re-nominated by the Board for election at each annual meeting of the Company’s shareholders thereafter during her employment as Chief Executive Officer.

Under the terms of the Masino Employment Agreement, Ms. Masino will receive an annualized base salary of $1,000,000 (the “Base Salary”) and an annual bonus with an initial target of 125% of Base Salary. Ms. Masino will also be eligible to receive equity awards under the Company’s long term incentive program, with an initial target award of 360% of Base Salary. The Masino Employment Agreement provides that all incentive compensation awards to Ms. Masino will be subject to the Company’s clawback policies with respect to incentive compensation, as applicable from time to time. In addition, Ms. Masino will receive a one-time signing bonus of $150,000 in cash, which Ms. Masino will receive on or about March 31, 2024 and will be obligated to repay if her employment with the Company is terminated without “Cause” or she resigns without “Good Reason” (as such terms are defined in the Masino Employment Agreement) prior to August 7, 2024. Ms. Masino will also receive a time-vesting restricted stock award of the Company’s common stock, having a grant date fair market value of $450,000, on August 7, 2023 (the “RSA”). The RSA will vest in three equal installments on each of the first, second and third anniversaries of the grant date, subject to Ms. Masino’ continued employment with the Company through the applicable vesting dates. The unvested portion of the RSA will immediately vest in full if Ms. Masino is terminated without Cause or resigns with Good Reason (as each term is defined in the Masino Employment Agreement).

Ms. Masino will also receive reimbursement for expenses in connection with her relocation from California to the Nashville metropolitan area within 12 months after the Transition Date as set forth in the Masino Employment Agreement.

In the event that Ms. Masino’s employment is terminated by the Company with Cause or by Ms. Masino without Good Reason, the Masino Employment Agreement provides the Company shall pay to Ms. Masino accrued but unpaid Base Salary, any compensation previously deferred, accrued but unpaid vacation, any accrued but unpaid cash incentive compensation earned in respect of a prior fiscal year, and other accrued amounts or benefits (the “Accrued Amounts”), and Ms. Masino will forfeit any unearned cash incentive awards and outstanding equity awards that are unvested at the time of such termination.

If Ms. Masino’s employment is terminated by the Company without Cause or by Ms. Masino with Good Reason, the Masino Employment Agreement provides that, in addition to the Accrued Amounts, Ms. Masino will be entitled to:

•	an amount equal to two (2) times the sum of the Base Salary as in effect on the date Ms. Masino’s employment is terminated and Ms. Masino’s annual cash target-level incentive bonus;
•	a prorated portion of Ms. Masino’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination; and
•	a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA for a period of 24 months.

In addition, if Ms. Masino’s employment is terminated by the Company without Cause (other than due to death or disability) or by Ms. Masino with Good Reason prior to August 1, 2025, Ms. Masino will forfeit all unvested equity awards (other than the RSA), and if terminated on or after August 1, 2025, Ms. Masino’s unvested time-vesting equity awards shall be fully payable upon conclusion of the original vesting period and unvested performance awards shall be prorated for service and payable upon conclusion of the applicable performance period based on actual performance.

If Ms. Masino’s employment is terminated by the Company without Cause or by Ms. Masino with Good Reason within the two-year period following a Change in Control (as such term is defined in the Masino Employment Agreement), Ms. Masino will be entitled to:

•	a lump-sum payment in an amount equal to two (2) times the sum of the Base Salary as in effect on the date Ms. Masino’s employment is terminated and Ms. Masino’s annual cash target-level incentive bonus;
•	a prorated portion of Ms. Masino’s annual cash incentive bonus for the fiscal year in which such termination occurs, based on the number of calendar days elapsed prior to such termination;
•	accelerated vesting of all equity awards, with performance-based awards determined as if target-level performance was achieved by the Company as of the date of termination; and
•	a lump-sum payment in an amount equal to the costs of continued health benefits under COBRA on a monthly basis for a period of 24 months.

The Masino Employment Agreement imposes confidentiality obligations and provides that Ms. Masino will be subject to non-competition and non-solicitation restrictions during her employment and for a period of two years following the termination of her employment.

A copy of the Masino Employment Agreement is included as Exhibit 10.1 to this Current Report on Form 8-K. The description of the Masino Employment Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Masino Employment Agreement filed as Exhibit 10.1 hereto.

Cochran Employment Agreement

On July 17, 2023, Ms. Cochran entered into an Employment Agreement (the “Cochran Employment Agreement”) with the Company. The Cochran Employment Agreement amends, restates and supersedes Ms. Cochran’s prior employment agreement with the Company, and largely follows the form and substance of her prior employment agreement. The Cochran Employment Agreement provides for, among other things, (i) Ms. Cochran’s continued service as the Company’s President and Chief Executive Officer prior to the Transition Date and (ii) her duties as Executive Chair from the Transition Date through the Retirement Date. The Cochran Employment Agreement provides that Ms. Cochran will be paid her current annual base salary of $1,175,000 (the “Cochran Base Salary”) through the Retirement Date. In addition, for the fiscal year ending August 2, 2024 (“FY 2024”), Ms. Cochran will be eligible to receive an annual incentive bonus with her current target opportunity equal to 160% of the Cochran Base Salary. Ms. Cochran will also be eligible to receive an equity award under the Company’s FY 2024 long term incentive program with a target value equal to her current target value of 400% of the Cochran Base Salary.

In the event that Ms. Cochran’s employment is terminated by the Company with “Cause” (as defined in the Cochran Employment Agreement), the Cochran Employment Agreement provides the Company shall pay to Ms. Cochran the Accrued Amounts under the Cochran Employment Agreement. Additionally, Ms. Cochran will forfeit any outstanding unvested equity awards and annual incentive bonus for the year of termination.

If Ms. Cochran’s employment is terminated by Ms. Cochran without “Good Reason” (as defined in the Cochran Employment Agreement), the Cochran Employment Agreement provides that Ms. Cochran will be entitled to receive the Accrued Amounts under the Cochran Employment Agreement. Additionally, Ms. Cochran will forfeit any FY 2024 annual incentive bonus and (i) if terminated prior to the Transition Date, Ms. Cochran will forfeit all of her unvested equity awards and (ii) if terminated on or after the Transition Date but prior to the Retirement Date, Ms. Cochran will forfeit the FY 2024 long term incentive award, but, because she is already eligible for retirement under the Company’s compensation programs, all other outstanding equity awards will continue to vest as if Ms. Cochran’s employment had not been terminated prior to the end of the vesting period.

If (i) Ms. Cochran’s employment with the Company is terminated by the Company without Cause, (ii) the Board accelerates the Retirement Date or (iii) Ms. Cochran resigns for Good Reason, Ms. Cochran will be entitled to receive, in addition to the Accrued Amounts under the Cochran Employment Agreement:

•	payment of Ms. Cochran’s base salary through the Retirement Date,
•	annual cash incentive bonus for the fiscal years 2023 and 2024, payable at the same time and manner as they are paid to peer executives at the Company, and
•	a lump sum payment in an amount equal to the full monthly premiums for continued coverage under COBRA through the Retirement Date.

Additionally, Ms. Cochran’s unvested time-vesting equity awards will become fully payable upon conclusion of the original vesting period and unvested performance awards will become fully payable upon conclusion of performance period based on actual performance.

In the event of a “Change in Control” (as such term is defined in the Cochran Employment Agreement) during the term of the Cochran Employment Agreement, Ms. Cochran will receive:

•	a lump-sum payment of her base salary owed through the Retirement Date,
•	a prorated portion of Ms. Cochran’s annual cash incentive bonus, based the number of calendar days elapsed in the fiscal year of termination, and
•	accelerated vesting of all equity awards, with performance based awards determined as if target-level performance was achieved by the Company as of the date of termination.

The Cochran Employment Agreement imposes confidentiality obligations and provides that Ms. Cochran will be subject to non-competition and non-solicitation restrictions during her employment and for a period of two years following the termination of her employment.

A copy of the Cochran Employment Agreement is included as Exhibit 10.2 to this Current Report on Form 8-K. The description of the Cochran Employment Agreement included in this Current Report on Form 8-K is a summary, is not complete and is qualified in its entirety by reference to the terms of the Cochran Employment Agreement filed as Exhibit 10.2 hereto.

Other Executive Arrangements

In connection with the Chief Executive Officer transition, the Company entered into a transitional letter agreement (each, a “Transitional Letter Agreement”) with each of its executive officers, including the following “named executive officers” (as defined in Instruction 4 to Item 5.02 of Form 8-K) of the Company: Craig Pommells, the Company’s Senior Vice President and Chief Financial Officer, Laura Daily, the Company’s Senior Vice President, Chief Merchant and Retail Supply Chain, Jennifer Tate, the Company’s Senior Vice President and Chief Marketing Officer, and Richard Wolfson, the Company’s Senior Vice President, General Counsel and Corporate Secretary. The Transitional Letter Agreements are intended to create an additional incentive to retain senior executive talent during the CEO transition and provide that each such named executive officer will be entitled to a lump-sum cash payment as set forth therein if his or her employment is terminated by the Company without “Cause” (as such term is defined in the Transitional Letter Agreements) during the period beginning on the Transition Date and ending on the first (with respect to Mr. Wolfson and Ms. Tate) or second (with respect to Mr. Pommells) anniversary of the Transition Date or on September 30, 2025 (with respect to Ms. Daily).

In addition, the Company entered into Consulting Agreements (each, a “Consulting Agreement”) with certain senior executive officers who serve in key roles supporting the Chief Executive Officer of the Company and who are at or near retirement eligibility (each, a “Consulting Executive”), including from among the “named executive officers” Ms. Daily and Mr. Wolfson. The Consulting Agreements require each Consulting Executive to provide at least six months’ notice of his or her intent to retire or otherwise resign (provided that no such notice may be given prior to May 1, 2024) and remain available to consult for the Company for one year after termination as directed by the Company, to allow for orderly transition planning of these senior roles and to allow for continued access to these executives’ skill sets following their departure. The Company has the option to terminate the employment of a Consulting Executive prior to the end of the six-month notice period, in which case the applicable Consulting Agreement would be null and void. To the extent the applicable Consulting Executive’s employment is not terminated prior to the end of the six months’ notice period, the applicable Consulting Agreements require the Consulting Executive to be available to consult with the Company, subject to certain terms and conditions set forth in the applicable Consulting Agreement, in exchange for a consulting fee to be paid in installments during the one-year consulting term as set forth in the Consulting Agreement.

A copy of the Form of Transitional Letter Agreement is included as Exhibit 10.3 to this Current Report on Form 8-K, and a copy of the Form of Consulting Agreement is included as Exhibit 10.4 to this Current Report on Form 8-K. The descriptions of the Transitional Letter Agreements and Consulting Agreements included in this Current Report on Form 8-K are summaries, are not complete and are qualified in their entirety by reference to the terms of the Form of Transitional Letter Agreement included as Exhibit 10.3 to this Current Report on Form 8-K and the Form of Consulting Agreement included as Exhibit 10.4, as applicable.

Item 7.01. Regulation FD Disclosure.

On July 18, 2023, the Company issued a press release announcing Ms. Masino’s appointment as President and Chief Executive Officer of the Company and Ms. Cochran’s transition from President and Chief Executive Officer to Executive Chair and planned retirement. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to liabilities under that section and is not incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description

	10.1	Employment Agreement dated as of July 17, 2023, between the Company and Julie Masino.

	10.2	Employment Agreement dated as of July 17, 2023, between the Company and Sandra B. Cochran.

	10.3	Form of Transitional Letter Agreement between the Company and certain executive officers of the Company.

	10.4	Form of Consulting Agreement between the Company and certain executive officers of the Company.

	99.1	Press Release issued by Cracker Barrel Old Country Store, Inc. dated July 18, 2023.

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: July 18, 2023	CRACKER BARREL OLD COUNTRY STORE, INC.

	By:	/s/ Richard M. Wolfson
	Name:	Richard M. Wolfson
	Title:	Senior Vice President, General Counsel and Corporate Secretary